                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement and Plan of Reorganization ("Reorganization Agreement"), dated as of May 28, 1997, is entered into by and among GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK (the "Bank"), GOLDEN STATE BANCORP INC., a Delaware
                           ----
corporation (the "Holding Company"), and GLENDALE INTERIM FEDERAL SAVINGS BANK,
                  ---------------
an interim federal savings bank which is being formed for the sole purpose of consummating the reorganization provided for herein ("Interim"), on the basis of
                                                      -------
the following facts:

     A. The parties hereto desire to adopt and enter into this Reorganization Agreement in order to set forth the terms and conditions of the reorganization transactions (the "Reorganization") pursuant to which the Holding Company will become the holding company for the Bank.

     B. The principal results of the Reorganization provided for herein will be that, commencing as of the Effective Time (as defined in Article V below),
                                                            ---------
the issued and outstanding shares of common stock and preferred stock of the Bank will be held, directly or indirectly, by the Holding Company, holders of the issued and outstanding shares of common stock of the Bank (the "Bank Common
                                                                    -----------
Stock") will become the holders of the common stock of the Holding Company (the
-----
"Holding Company Common Stock") and the holders of the issued and outstanding
 ----------------------------
shares of Noncumulative Preferred Stock, Series E, par value $1.00 per share, of the Bank (the "Bank Preferred Stock") will become the holders of Noncumulative
               --------------------
Convertible Preferred Stock, Series A, par value $1.00 per share, of the Holding Company (the "Holding Company Preferred Stock") having rights, preferences,
              -------------------------------
privileges and other terms substantially identical to those of the Bank Preferred Stock.

     C. The Reorganization provided for in this Reorganization Agreement is intended to constitute a tax-free exchange of the type described in Section 351 of the Internal Revenue Code of 1986, as amended.

     THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                      MERGER AND CONSOLIDATION OF INTERIM
                  INTO AND WITH THE BANK AND RELATED MATTERS

     1.1. THE MERGER. At the Effective Time, Interim shall be merged (the "Merger") into the Bank and the separate existence of Interim shall thereupon
 ------
cease. At the Effective Time, all assets and property (including, but not limited to, real, personal and mixed property, tangible and intangible property, choses in action, rights and credits) then owned by the Bank or Interim, or which would inure to either of them, shall immediately, by operation of law and without necessity of any conveyance, transfer or further action, become the property of the Bank. Commencing as of the Effective Time and continuing thereafter, the Bank shall be deemed to be a continuation of both the Bank and Interim, and the Bank shall succeed to the rights and obligations of Interim and the duties and liabilities connected therewith.

     1.2. CONTINUED EXISTENCE OF THE BANK. Following the Merger, the Bank shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the laws of the United States with a federal stock savings bank charter issued by the Office of Thrift Supervision (the "OTS"). The Charter and Bylaws of the Bank, as in effect immediately prior
      ---
to the Merger, shall continue in full force and effect following the Merger until altered, amended or repealed; provided, however, that following the
                                    --------  -------
Effective Time (i) the Bank's Charter will no longer authorize the issuance of the Bank Preferred Stock, (ii) the Bank's Charter will instead authorize the issuance of the new series of preferred stock provided for in Section 2.1.6.
                                                              --------------
hereof having rights, preferences and privileges substantially identical to those of the Bank Preferred Stock and (iii) all previously adopted Supplementary Charter Sections relating to series of preferred stock other than that referred to in Section 2.1.6 hereof shall be deemed canceled and eliminated from the
      -------------
Bank's Charter. It is the parties' intention that there be continuity of management and of the operation of the Bank's business. The Bank's name shall not be changed by reason of the Merger.

     1.3. FURTHER ASSURANCES. The Bank and Interim each agree that at any time, or from time to time, as and when requested by the Bank or by its successors or assigns, Interim shall execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of the Bank (Interim hereby authorizing such officers so to act in its name), all such conveyances, assignments, transfers, deeds and other instruments, and will take or cause to be taken all such further or other action as the Bank or its successors or assigns may deem necessary or desirable in order to carry out the vesting, perfection, confirmation, assignment, devolution or other transfer of the interests, property, privileges, powers, immunities, franchises and other rights referred to in this Article I, or otherwise to carry
                                                ---------
out the intents and purposes of this Reorganization Agreement.

                                  ARTICLE II

                    CONVERSION OF STOCK AND RELATED MATTERS

     2.1. TERMS AND CONDITIONS OF THE MERGER. The terms and conditions of the Merger, including, but not limited to, the mode of carrying the Merger into effect and the manner and basis of converting the outstanding common and preferred stock of the Bank into the common stock and preferred stock of the Holding Company, and the effect of the Merger on outstanding warrants and options of the Bank, shall be as follows:

          2.1.1. HOLDING COMPANY COMMON STOCK HELD BY THE BANK. At the Effective Time, all of the shares of the Holding Company Common held by the Bank immediately prior to the Effective Time shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.

          2.1.2. BANK COMMON STOCK. At the Effective Time, each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time, other than any such shares held by the Bank as treasury shares and any such shares held by a subsidiary of the Bank, shall automatically, by operation of law, be converted into and shall become one share of fully paid non-assessable Holding Company Common Stock. Any shares of Bank Common Stock held by the Bank as treasury shares shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose, and all shares of Bank Common Stock held by any subsidiary of the Bank shall remain outstanding as Bank Common Stock without any change in the number of such shares or in the rights of the holder thereof.

          2.1.3. BANK PREFERRED STOCK. At the Effective Time, each share of Bank Preferred Stock that is issued and outstanding immediately prior to the Effective Time shall automatically, by operation of law, be converted into and shall become one share of fully paid non-assessable Holding Company Preferred Stock having the rights, preferences, privileges and other terms set forth in the form of Certificate of Designation of the Holding Company attached as Exhibit A hereto.
                 ---------

          2.1.4. FIVE-YEAR WARRANTS. At the Effective Time, each of the unexercised, issued and outstanding warrants to acquire shares of Bank Common Stock issued by the Bank pursuant to that certain Warrant Agreement dated as of February 23, 1993, originally entered into between the Bank and Chemical Trust Company of California ("Chemical"), (the "Five-Year
                                            --------          ---------
     Warrants") shall automatically by operation of law and their original
     --------
     terms, and without necessity of any exchange or other action by the holders thereof, become exercisable for the number of shares of Holding Company Common Stock that equals the number of shares of Bank Common Stock for which such warrant was exercisable immediately prior to the Effective Time.

          2.1.5. SEVEN-YEAR WARRANTS. At the Effective Time, each of the unexercised, issued and outstanding warrants to purchase shares of Bank Common Stock issued by the Bank pursuant to that certain Warrant Agreement, dated as of August 15, 1993, originally entered into between the Bank and Chemical, (the "Seven-Year Warrants"), shall automatically by operation of
                     -------------------
     law and their original terms, and without necessity of any exchange or other action by the holders thereof, become exercisable for the number of shares of Holding Company Common Stock that equals the number of shares of Bank Common Stock for which such warrant was exercisable immediately prior thereto and on the same terms and conditions and at the same exercise price.

          2.1.6. INTERIM COMMON STOCK. At the Effective Time, the shares of the common stock, par value $1.00 per share, of Interim issued and outstanding immediately prior to the Effective Time shall automatically by operation of law be converted into and shall become (i) the number of shares of Bank Common Stock that equals, in the aggregate, the number of shares of Bank Common Stock issued and outstanding immediately prior to the Reorganization that were not held by a subsidiary of the Bank, plus (ii) the number of shares of the Noncumulative Preferred Stock, Series 1997-A, par value $1.00 per share, of the Bank (the "Bank Series 1997-A Preferred Stock") equal, in
                                  ----------------------------------
     the aggregate, to the number of shares of Bank Preferred Stock issued and outstanding immediately prior to the Effective Time, so that, from and after the Effective Time, all of the issued and outstanding shares of Bank Common Stock (other than shares of Bank Common Stock held by a subsidiary of the Bank) and Bank Series 1997-A Preferred Stock shall be held by the Holding Company. The Bank Series 1997-A Preferred Stock shall have the rights, preferences and other terms set forth in the form of Supplementary Charter Section of the Bank attached as Exhibit B hereto.
                                             ---------

          2.1.7. STOCK OPTION PLAN. At the Effective Time, each option to purchase shares of Bank Common Stock theretofore granted under the Glendale Federal 1993 Stock Option and Long-Term Performance Incentive Plan, as from time to time amended (the "Plan"), shall, to the extent not
                                              ----
     theretofore exercised, automatically by operation of law become an option to purchase a number of shares of Holding Company Common Stock equal to the number of shares of Bank Common Stock for which such option was exercisable immediately prior to the Effective Time, on the same terms and conditions and at the same option exercise price as theretofore provided in the option to which such new option relates, and the Holding Company shall assume all of the Bank's obligations with respect to the Plan and each such new option. The name of the Plan shall thereupon be changed to the "Golden State Bancorp Inc. Stock Option and Long-Term Performance Incentive Plan".

          2.1.8. RESERVATION OR ISSUANCE OF STOCK. At the Effective Time, the Board of Directors of the Holding Company shall be deemed to have reserved and authorized the issuance of the number of shares of Holding Company Common Stock required, and such shares shall automatically be so reserved and authorized, for issuance upon the exercise or conversion of the Five-Year Warrants, the Seven-Year Bank Warrants, the Plan and the options referred to in Section 2.1.7. hereof, the Holding Company Preferred Stock, the 7-3/4% Convertible Subordinated Debentures due 2001 (the "GLENFED Debentures") originally issued by GLENFED, Inc., the former holding company for the Bank, pursuant to the Indenture, dated as of March 15, 1986, between GLENFED, Inc. and Manufacturers Hanover Trust Company, as Trustee, and for any other purpose, equal to the number of shares of Bank Common Stock that the Bank had reserved and authorized the issuance of for such respective purposes immediately prior to the Effective Time.

          2.1.9. EVIDENCE OF OWNERSHIP. From and after the Effective Time, each holder of an outstanding certificate or certificates which theretofore represented shares of Bank Common Stock or Bank Preferred Stock shall, upon surrender of the same to an exchange agent to be selected by the Bank, or to any other person then acting as transfer agent or exchange agent for the Holding Company Common Stock and the Holding Company Preferred Stock, be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of Holding Company Common Stock or Holding Company Preferred Stock, as the case may be, into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with this Article II. Until so
                                                       ----------
     surrendered, each such outstanding certificate or certificates which, prior to the Effective Time, represented a number of shares of Bank Common Stock or Bank Preferred Stock shall be deemed for all corporate purposes to evidence the ownership of the same number of shares of Holding Company Common Stock or Holding Company Preferred Stock, as the case may be.

          2.1.10. FULL SATISFACTION. All shares of Holding Company Common Stock and Holding Company Preferred Stock into which shares of Bank Common Stock and Bank Preferred Stock shall have been converted, respectively, pursuant to this Article II shall be deemed to have been issued in full satisfaction
             ----------
     of all rights pertaining to such converted shares.

          2.1.11. SOLE RIGHTS, ETC. At the Effective Time, the holders of certificates formerly representing Bank Common Stock or Bank Preferred Stock outstanding at the Effective Time shall cease to have any rights with respect to such Bank Common Stock or Bank Preferred Stock, and their sole rights from and after the Effective Time shall be with respect to, or through their ownership of, Holding Company Common Stock or Holding Company Preferred Stock into which their shares of Bank Common Stock or Bank Preferred Stock shall have been converted by the Merger.

                                  ARTICLE III

                                  CONDITIONS

     3.1. The obligations of the Bank, the Holding Company and Interim to effect the Merger and otherwise consummate the Reorganization transactions provided for herein shall be subject to the satisfaction of the following conditions at or prior to the Effective Time:

          3.1.1. BOARD APPROVAL. At or prior to the Effective Time, the respective Boards of Directors of the Bank, the Holding Company and Interim shall each have duly authorized this Reorganization Agreement, and such authorizations shall not have been revoked at or prior to the Effective Time.

          3.1.2. STOCKHOLDER APPROVAL. To the extent required by applicable law and regulations, (i) the holders of Bank Common Stock shall have approved this

     Reorganization Agreement at a duly called meeting of stockholders of the Bank and the holders of two-thirds or more of the Bank Preferred Stock then outstanding shall have approved this Reorganization Agreement at such a meeting or by action of such holders without a meeting, (ii) the stockholders of the Holding Company and Interim shall each have duly approved this Agreement, and (iii) none of such approvals shall have been revoked at or prior to the Effective Time.

          3.1.3. REGISTRATION. If in the opinion of legal counsel for the Holding Company such registration is required, the shares of Holding Company Common Stock and Holding Company Preferred Stock to be issued pursuant to the Merger and the shares of Holding Company Common Stock issuable in connection with the exercise or conversion of the Five-Year Warrants, the Seven-Year Warrants, options granted under the Plan, the GLENFED Debentures or any other securities at the time exercisable for or convertible into Holding Company Common Stock shall have been duly registered pursuant to Section 5 of the Securities Act of 1933, as amended, and such registration shall not be suspended or revoked at the Effective Time. Further, to the extent required in the opinion of legal counsel for the Holding Company, the Holding Company shall have complied with all applicable state securities laws relating to all of such issuances of Holding Company Common Stock and Holding Company Preferred Stock, the Five-Year Warrants and the Seven-Year Warrants.

          3.1.4. APPROVALS; CONSENTS. Any and all approvals or consents from the OTS and any other governmental agency having jurisdiction, and any other third parties that are, in the opinion of legal counsel for the Bank, required for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock and Holding Company Preferred Stock as contemplated by this Reorganization Agreement shall have been obtained and shall not have been revoked.

          3.1.5. TAX STATUS. The Bank shall have received an opinion from legal counsel for the Bank acceptable in form and substance to the Bank, with respect to the matters set forth in Exhibit C hereto.
                                         ---------

                                  ARTICLE IV

                             TERMINATION; EXPENSES

     4.1. TERMINATION. This Reorganization Agreement may be terminated at any time prior to the Effective Time, notwithstanding any shareholder approval theretofore obtained, for any reason whatsoever, at the election of any of the Bank, the Holding Company or Interim.

     4.2. NO FURTHER LIABILITY. In the event of the termination of this Reorganization Agreement pursuant to this Article IV, this Reorganization
                                          ----------
Agreement shall be void and of no further force or effect, and there shall be no further liability or obligation of any nature by reason of this Agreement or the termination hereof on the part of any of the parties hereto or their respective directors, officers, employees, agents, advisors or stockholders.

     4.3. COSTS AND EXPENSES. Each party shall pay all costs and expenses incurred by it in connection with this Reorganization Agreement and the transactions contemplated hereunder.

                                   ARTICLE V

                            EFFECTIVE TIME OF MERGER

     Upon the satisfaction or waiver in accordance with the provisions of this Reorganization Agreement of each of the conditions set forth in Article III
                                                                -----------
hereof, the parties hereto shall execute, and shall cause to be appropriately filed, Articles of Combination and such certificates and further documents as shall be required by the OTS, and shall cause to be filed with such other federal or state regulatory agencies all such certificates and other documents as may be required in the opinion of legal counsel for the Bank or the Holding Company under applicable laws, rules and regulations. Upon approval by the OTS and endorsement of such Articles of Combination by the Office of the Secretary of the OTS, the Merger and the other transactions contemplated by this Reorganization Agreement shall become effective. The "Effective Time" for all
                                                       --------------
purposes hereunder shall be the time at which such endorsement is made by the Office of the Secretary of the OTS.

                                   ARTICLE VI

                                 MISCELLANEOUS

     6.1. WAIVER; AMENDMENT. Any of the terms or conditions of this Reorganization Agreement which may legally be waived may be waived at any time by any party hereto which is, or the stockholders of which are, entitled to the benefit thereof, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, rules, and regulations, by an agreement in writing, executed in the same manner as this Reorganization Agreement.

     6.2. HEADINGS. The section and other headings contained in this Reorganization Agreement are for reference purposes only and shall not be deemed to be part of this Reorganization Agreement.

     6.3. EXECUTION BY THE HOLDING COMPANY AND INTERIM. As of the date hereof, Holding Company and Interim have not been incorporated and therefore do not have the legal capacity to execute this Reorganization Agreement. The Bank shall cause the Holding Company and Interim to execute this Reorganization Agreement promptly following their incorporation.

     6.4. DIRECTORS. A list of the directors of the Bank, their addresses, and terms of office is attached hereto as Exhibit D and is incorporated herein.
                                      ---------

     6.5. OFFICES. A list of the locations of the offices of the Bank is attached hereto as Exhibit E and is incorporated herein.
                   ---------

     IN WITNESS WHEREOF, the Bank, Interim and the Holding Company have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

                               GLENDALE FEDERAL BANK, FEDERAL
                               SAVINGS BANK


                               By_____________________________________________
                                    Stephen J. Trafton
                                    Chairman of the Board, President and Chief
                                    Executive Officer



                               GOLDEN STATE BANCORP INC.


                               By_____________________________________________
                                    Chairman of the Board, President and Chief
                                    Executive Officer



                               GLENDALE INTERIM FEDERAL SAVINGS
                               BANK (IN ORGANIZATION)


                               By_____________________________________________
                                    President and Chief
                                    Executive Officer

                                   EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                                       OF
                           GOLDEN STATE BANCORP INC.
                                      FOR
                   NONCUMULATIVE CONVERTIBLE PREFERRED STOCK,
                                    SERIES A



     GOLDEN STATE BANCORP INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance
                                                       -------
with the provisions of Section 151(g) thereof,

     HEREBY CERTIFIES:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors on [May 28], 1997 duly adopted the following resolution creating a series of preferred stock to be designated "Noncumulative Convertible Preferred Stock, Series A" and to consist of 5,000,000 shares:

     WHEREAS, the Certificate of Incorporation of the Company provides that the Company shall have authority to issue up to 50,000,000 shares of preferred stock; and

     WHEREAS, the Certificate of Incorporation of the Company provides that the Board of Directors is authorized to fix by resolution the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including without limitation the voting rights, the dividend rate and preference, redemption rights and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series and to increase or decrease the number of shares of any such series; and

     WHEREAS, the Series A Preferred Stock referred to and provided for herein is to be issued in exchange for outstanding shares of the Noncumulative Preferred Stock, Series E (the "Glendale Federal Series E Preferred Stock")
                                -----------------------------------------
heretofore issued by Glendale Federal Bank, Federal Savings Bank ("Glendale"),
                                                                   --------
which exchange is to be effected in connection with the reorganization transaction (the "Reorganization") pursuant to which the Company is to become
                  --------------
the sole stockholder of and holding company for Glendale;

     NOW, THEREFORE, BE IT RESOLVED, that the designation, powers, preferences and relative, participating, optional and other special rights of the Noncumulative Convertible Preferred Stock, Series A, and such qualifications, limitations and restrictions thereof, are as set forth below:


I.   Designation and Rank.
     --------------------

          There is hereby established a series of shares of preferred stock, which series of preferred stock shall be designated as the "Noncumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock"). The
                                             ------------------------
authorized number of shares of Series A Preferred Stock shall be 5,000,000.
Each share of Series A Preferred Stock shall have a par value of $1.00 per share and a liquidation preference of $25.00 per share as hereinafter provided.

          The Series A Preferred Stock shall be superior and prior in rank to all classes of common stock of the Company (collectively, the "Common Stock")
                                                               ------------
and to all other classes and series of equity securities of the Company now or hereafter authorized, issued or outstanding other than the Series A Preferred Stock and any other class or series of equity securities of the Company that is expressly designated as ranking on a parity with (the "Parity Stock") or senior
                                                       ------------
to (the "Senior Stock") the Series A Preferred Stock as to either or both of
         ------------
dividend rights and rights upon liquidation, winding up or dissolution of the Company. The Series A Preferred Stock shall be junior to all creditors of the Company. The Common Stock and all other classes and series of equity securities of the Company that do not constitute Parity Stock or Senior Stock are collectively referred to herein as "Junior Stock." There shall be no limitation
                                    ------------
on the number of shares, series or classes of Parity Stock and Junior Stock that may be created or established.

          The number of shares of Series A Preferred Stock may be increased or decreased from time to time by action of not less than a majority of the members of the board of directors then in office; provided, that no decrease effected
                                          --------
solely through such action of the board of directors shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, if any, to purchase shares of Series A Preferred Stock, or upon the conversion of any outstanding securities issued by the Company that are convertible into shares of Series A Preferred Stock.


II.  Dividends.
     ---------

          A.   Payment of Dividends.  Holders of shares of Series A Preferred
               --------------------
Stock shall be entitled to receive, when, as and if declared by the board of directors or a duly authorized committee thereof, out of funds legally available therefor, noncumulative cash dividends at an annual rate (the "Annual Dividend
                                                               ---------------
Rate") of 8.75% of the amount of the per share liquidation preference of the
----
Series A Preferred Stock. Such noncumulative cash dividends shall be payable, if declared, quarterly on January 1, April 1, July 1 and October 1 in each year, or, if such day is not a business day, then on the next business day (each such date being referred to herein as a "Dividend Payment Date"). The first Dividend
                                    ---------------------
Payment Date shall be October 1, 1997. Each declared dividend shall be payable to the holders of Series A Preferred Stock of record whose names appear on the stock books of the Company at the close of business on such record dates, not more than 60 calendar days nor less than 30 calendar days preceding the related Dividend Payment Date, as determined by the board of directors or a duly authorized committee thereof (each such date being referred to herein as a "Record Date"). Quarterly dividend periods (each a "Dividend Period") shall
 -----------                                         ---------------
commence on and include December 1, March 1, June 1, and September 1 of each year and end on and include the day next preceding the commencement of the next following Dividend Period; provided, that the first Dividend Period shall
                           --------
commence on the day of the commencement of the Dividend Period in which shares of Series A Preferred Stock first shall be issued and outstanding and shall end on and include the last day of such Dividend Period, it being hereby intended that such First Dividend Period shall permit the payment of dividends on the Series A Preferred Stock in the amount sufficient to equal the full dividend in respect of such Dividend Period that would be paid in respect of the Glendale Federal Series E Preferred Stock in exchange for which the Series A Preferred Stock is to be issued if the Series E Preferred Stock had remained outstanding throughout such Dividend Period, but no more than such amount shall be paid in the aggregate in respect of such Dividend Period on the Glendale Federal Series E Preferred Stock and the Series A Preferred Stock taken together.

          The amount of dividends per share for each full Dividend Period shall be computed by dividing by four an amount equal to (i) the Annual Dividend Rate,
(ii) multiplied by the amount of the liquidation preference of such share. Dividends for any period of less than a full three months shall be computed on the basis of a 360-day year composed of twelve 30 day months and the actual number of days elapsed in such period.

          B.   Dividends Noncumulative.  The right of holders of Series A
               -----------------------
Preferred Stock to receive dividends shall be noncumulative. Accordingly, if the board of directors or a duly authorized committee thereof does not declare a dividend to be payable in respect of any Dividend Period, the holders of shares of Series A Preferred Stock shall have no right to receive a dividend in respect of such Dividend Period, and the Company shall have no obligation to pay a dividend in respect of such Dividend Period, at any time thereafter, whether or not dividends are declared and payable in respect of any future Dividend Period.

          C.   Priority as to Dividends.  No full dividends shall be declared or
               ------------------------
paid or set apart for payment on any class or series of equity securities ranking, as to dividends, on a parity with the Series A Preferred Stock for any Dividend Period (in whole or in part) unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series A Preferred Stock for such Dividend Period. If dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) in any Dividend Period upon the Series A Preferred Stock and any other equity security ranking on a parity with the Series A Preferred Stock as to dividends, dividends declared upon shares of Series A Preferred Stock and such other equity security shall be declared pro rata based upon the respective amounts that would have been paid on the Series A Preferred Stock and such other equity security had dividends been paid thereon in full.

          The Company shall not declare, pay or set apart funds for the payment of any dividend or other distribution (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the Company, or purchase or redeem, or set apart funds for the purchase or redemption of, any such Common Stock or other Junior Stock through a sinking fund or otherwise, (i) unless and until the Company shall have paid full dividends on the Series A Preferred Stock in respect of the four most recent Dividend Periods (or such lesser number of Dividend Periods as shares of Series A Preferred Stock have been outstanding), or funds have been paid over to the dividend disbursing agent of the Company for payment of such dividends (or set apart for such purpose if the Company then has no separate dividend disbursing agent), and (ii) the Company has declared a cash dividend on the Series A Preferred Stock at the Annual Dividend Rate for the current Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the Company for the payment of such cash dividend for such current Dividend Period (or set apart for such purpose if the Company then has no separate dividend disbursing agent).

          No dividend shall be paid or set aside for holders of Series A Preferred Stock for any Dividend Period unless full dividends have been paid or set aside for the holders of each class or series of equity securities of the Company, if any, ranking prior to the Series A Preferred Stock as to dividends for such Dividend Period.

III  Redemption.
     ----------

          A.   General.  The shares of Series A Preferred Stock are not subject
               -------
to mandatory redemption, and shall not be redeemable prior to October 1, 1998. On or after October 1, 1998, the Company may, at its option, redeem the shares of Series A Preferred Stock at any time or from time to time, in whole or in part, upon notice as provided in paragraph III.B. below, by resolution of the board of directors, at the following redemption prices per share: If redeemed during the twelve-month period beginning on October 1 of the years indicated below,

               Redemption          Redemption
Year             Price      Year     Price
------------   ----------   ----   ----------

     1998       $26.09375   2001    $25.43750
     1999       $25.87500   2002    $25.21875
     2000       $25.65625   2003    $25.00000

and thereafter at a redemption price equal to the $25.00 liquidation preference per share of Series A Preferred Stock plus, in each case, an amount equal to any declared but unpaid dividend, without interest. The holders of shares of the Series A Preferred Stock shall not have the option or right to compel the Company to redeem any shares of Series A Preferred Stock.

          If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Company shall select the shares that are to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the date selected for redemption, dividends shall cease to accrue on the shares of Series A Preferred Stock called for redemption, and such shares shall be deemed no longer to be outstanding; provided, that the redemption price (including any
                          --------
declared but unpaid dividends to the date fixed for redemption) has been duly paid or provided for. If a notice to convert shares of Series A Preferred Stock as provided in paragraph IV.B. below relating to shares of Series A Preferred Stock that are to be redeemed shall be received by the Company, and the certificates representing such shares shall be surrendered to the Company, on or prior to the fifth day immediately preceding the redemption date specified in the Notice of Redemption relating to such shares, then such shares may not be redeemed.

          B.   Notice of Redemption.  Notice of any redemption, setting forth
               --------------------
(i) the date and place fixed for redemption, (ii) the redemption price and (iii) a statement that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the stated date fixed for redemption, shall be mailed, postage prepaid, at least 20 days but not more than 45 days prior to such redemption date to each holder of record of Series A Preferred Stock to be redeemed at his or her address as the same shall appear on the stock books of the Company. If less than all of the shares of Series A Preferred Stock owned by such holder are then to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares.

          If such notice of redemption shall have been so mailed, and if on or immediately preceding the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Company separate and apart from its other funds in trust for the account of the holders of the shares of Series A Preferred Stock to be redeemed so as to be and continue to be available therefor, then, on and immediately following such redemption date, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series A Preferred Stock so called for redemption shall be deemed no longer to be outstanding and all rights with respect to such shares of Series A Preferred Stock so called for redemption shall forthwith cease and terminate, except for the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the Company) of the certificates for such shares of Series A Preferred Stock.

          In the event that holders of shares of Series A Preferred Stock that shall have been redeemed shall not within two years (or any longer period if required by law) immediately following the redemption date therefor claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the Company any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Company for payment of the redemption price thereof, but without interest from the date of redemption.

          C.   Status of Shares Redeemed.  Shares of Series A Preferred Stock
               -------------------------
redeemed, purchased or otherwise acquired for value by the Company shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the Company at any time as shares of any series of preferred stock other than as shares of Series A Preferred Stock.

IV.  Conversion.
     ----------

          A.   General.  Holders of Series A Preferred Stock shall be entitled
               -------
to convert any or all of their shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock. Shares of Series A Preferred Stock may initially be converted into shares of Common Stock at a conversion price per share of Common Stock (the "Conversion Price") initially as set forth
                                      ----------------
in subparagraph C.(1) below, and subject to adjustment as provided herein. The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall be equal to $25.00 divided by the Conversion Price then in effect; provided, that no fractional shares shall be issued upon
                      --------
conversion of any shares of Series A Preferred Stock. If the calculation of the number of shares of Common Stock issuable upon such conversion in accordance with the preceding sentence results in a fraction, an amount shall be paid by the Company in cash to the holder of the shares of Series A Preferred Stock being converted of record as of the date of such conversion based upon the Current Market Price of the Common Stock (determined as provided in subparagraph IV.C. hereof) as of the date of conversion.

          B.   Surrender of Certificates.  Each conversion of shares of Series A
               -------------------------
Preferred Stock shall be effected by the surrender of the certificate representing the shares of Series A Preferred Stock to be converted at the office of the Company or trust company appointed by the Company for such purpose (or at such other location or locations in the continental United States as may from time to time be designated by the Secretary of the Company in a notice to the registered holders of shares of Series A Preferred Stock), together with any required stock transfer tax stamps and a written notice by the holder of such Series A Preferred Stock stating such holder's desire to convert such shares into Common Stock, the number (in whole shares) of shares to be converted, and the name or names (with addresses) in which such holder wishes the certificate or certificates for the shares of Common Stock to be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt by the Company of such written notice, each person named in the prescribed notice shall be entitled to become, and shall be registered in the original stock books of the Company as, the record holder of the number of shares of Common Stock issuable upon such conversion. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are to be converted by a holder, upon such conversion the Company shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the shares of Series A Preferred Stock not so converted. If the Company calls for the redemption of any shares of Series A Preferred Stock, the rights of conversion provided for herein shall cease and terminate, as to the shares designated for such redemption, at the close of business on the fifth day immediately preceding the redemption date specified in the notice provided in paragraph III.B., unless the Company defaults in the payment of the redemption price therefor.

          C.   Conversion Price Determination and Adjustment.
               ---------------------------------------------

               (1) The Conversion Price shall be equal to $10.40.

               (2) In the event the Company shall, at any time or from time to time while any shares of Series A Preferred Stock are outstanding, (i) declare and pay a dividend on its Common Stock that is payable in shares of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of or capital reorganization relating to its Common Stock any shares of capital stock of the Company, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the Company that such holder would have owned immediately following, and as a result of, such action had such shares of Series A Preferred Stock been converted immediately prior to the record date for such action (or if no record date is established in connection with such event, the effective date for such action). An adjustment made pursuant to this subparagraph C.(2) shall become effective immediately following the record date in the event of a stock dividend and shall become effective immediately following the effective date in the event of any subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph C.(2), the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Company, the board or directors (whose determination with respect to the matter shall be conclusive and shall be described in a resolution adopted with respect thereto) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

          (3) In the event that the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification, recapitalization, merger or otherwise, any right or warrant to purchase shares of Common Stock at a purchase price per share that is less than the Current Market Price of a share of Common Stock on the record date for such dividend or distribution or if, upon the occurrence of some event, holders of then outstanding rights or warrants become entitled by the terms of such rights or warrants to purchase shares of Common Stock at such a purchase price, then the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the day immediately preceding such record date or event plus the number of shares of Common Stock that could be purchased at the Current Market Price of a share of Common Stock on such record date or event for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the day immediately preceding such record date or event plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights or warrants, such adjustment to become effective immediately prior to the opening of business on the day immediately following such record date or event.

          (4) In the event that the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification, recapitalization, merger or otherwise, any evidence of indebtedness or assets (including rights or warrants to purchase capital stock or other securities, but excluding any rights or warrants referred to in subparagraph C.(3) hereof, any dividend or distribution paid in cash out of the surplus or retained earnings of the Company and any dividend or distribution referred to in subparagraph C.(2) hereof), then the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the Current Market Price of a share of Common Stock on the record date for such issuance, less the fair market value (as determined by the board of directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock, and the denominator of which shall be the Current Market Price of a share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day immediately following such record date.

          (5) In the event the Company shall, at any time or from time to time while any shares of the Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock referred to in subparagraph C.(3) hereof and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement of the Company or any subsidiary of the Company heretofore or hereafter adopted) for consideration having a fair market value (as determined by the board of directors, whose determination of the matter shall be conclusive) on the date of such issuance, sale or exchange less than the Current Market Price of such shares on the date of such issuance, sale or exchange, then the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Current Market Price of the shares of Common Stock outstanding on the day the first public announcement of such issuance, sale or exchange plus (ii) the fair market value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock (including any amount received by the Company in connection with the issuance of a right or warrant), and the denominator of which shall be the product of (A) the Current Market Price of a share of Common Stock on the day the first public announcement of such issuance, sale or exchange, multiplied by (B) the sum of the number of shares of Common Stock outstanding on such day and the number of shares of Common Stock so issued, sold or exchanged by the Company, such adjustment to become effective immediately prior to the opening of business on the day immediately following the date of such issuance.

          (6) For all purposes relating to the Series A Preferred Stock: the

"Current Market Price" of a security on any day shall mean the average of the
---------------------

Closing Prices (as hereinafter defined) of such security for the ten consecutive Trading Days (as hereinafter defined) ending on the Trading Day immediately preceding the day in question; the "Closing Price" of a security shall mean the
                                    -------------
last sale price for such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the National Association of Securities Dealers Automated Quotations National Market System, or, if such security is not quoted on such National Market System, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the board of directors of the Company for such purposes (other than the Company or any affiliate thereof); and "Trading Day" shall mean a day on which
                                        -----------
the New York Stock Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of Los Angeles or the City of New York are authorized or obligated by law to close.

          (7) Whenever the Conversion Price is adjusted as provided herein, the Company shall (i) compute the adjusted Conversion Price and cause to be prepared a certificate signed by the chief financial or accounting officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, (ii) file such certificate with the transfer agent for the Series A Preferred Stock, and
(iii) notify the registered holders of the Series A Preferred Stock of such adjustment and the adjusted Conversion Price.

          (8) Notwithstanding the provisions of this paragraph IV.C., no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made) would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, that any
                                                      --------
adjustments which by reason of this subparagraph IV.C.(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this paragraph IV.C., the Company shall not be required to make any adjustment to the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional accounts in shares of Common Stock under such plan. The Company may make such adjustments in the Conversion Price, in addition to those required by this paragraph IV.C., as it considers to be advisable in order to avoid or diminish any income tax to holders of the Series A Preferred Stock resulting from any dividend or distribution or other reason. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph IV.C. and its actions in doing so shall be final and conclusive.

          D.   Consolidation, Merger or Certain Other Actions.  In the event of
               ----------------------------------------------
a consolidation or merger or similar transaction (however named) pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for, or changed, reclassified or converted into other stock or securities, or cash or other property, or any combination thereof ("Consideration"), there
                                                     -------------
shall be no adjustment to the Conversion Price by virtue thereof, but the outstanding shares of Series A Preferred Stock shall be assumed by and shall become preferred stock of any successor or resulting entity (including the Company and any entity that directly or indirectly owns all or any part of the outstanding capital stock of such successor or resulting entity), having in respect of such entity insofar as possible the same powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided hereby, into the Consideration so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder failed to exercise any rights of election to receive any kind or amount of Consideration receivable upon such transaction. If the Company shall enter into any agreement providing for any such transaction, then the Company shall as soon as practicable thereafter give notice of such agreement and the material terms thereof to each holder of Series A Preferred Stock.

          E.   Reserved Shares.  The Company shall reserve out of the authorized
               ---------------
but unissued shares of its Common Stock, sufficient shares of such Common Stock to provide for the conversion of shares of Series A Preferred Stock from time to time as such shares of Series A Preferred Stock are presented for conversion. The Company shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series A Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

          F.   Repayment of Certain Dividends to the Company.  Any funds that at
               ---------------------------------------------
any time shall have been deposited by the Company or on its behalf with a paying or disbursing agent for the purpose of paying dividends on any shares of Series A Preferred Stock which shall not be required for such purpose because of the conversion of such shares of Series A Preferred Stock shall forthwith after such conversion be repaid to the Company by such paying or disbursing agent.

V.   Liquidation Preference.
     ----------------------

          A.   Liquidating Distributions.  In the event of any liquidation,
               -------------------------
dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Company legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Stock (subject to the rights of the holders of any class or series of equity securities having preference with respect to distributions upon liquidation and the Company's general creditors, including its depositors), liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to any dividends theretofore declared but unpaid, without interest.

          If the amounts available for distribution in respect of shares of Series A Preferred Stock and any other outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares of Series A Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

          After payment of the full amount of the liquidating distribution to which they are entitled pursuant to this paragraph V.A., the holders of shares of Series A Preferred Stock will not be entitled to any further participation in any liquidation distribution of assets by the Company. All distributions made in respect of Series A Preferred Stock in connection with such a liquidation, dissolution or winding up of the Company shall be made pro rata to the holders entitled thereto.

          B.   Consolidation, Merger or Certain Other Actions.  Neither the
               ----------------------------------------------
merger or other business combination of the Company with or into any other person, nor the sale of all or substantially all of the assets of the Company, shall be deemed to be a liquidation, dissolution or winding up of the Company for purposes of this paragraph V.

VI.  Voting Rights.
     -------------

          A.   General.  The holders of Series A Preferred Stock shall not be
               -------
entitled to any voting rights, except to the extent, if any, required by applicable law or as set forth below in this paragraph VI.

          B.   Right to Elect Directors.  If dividends on the shares of Series A
               ------------------------
Preferred Stock shall not have been paid for six Dividend Periods the authorized number of directors of the Company shall thereupon be increased by two. Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of Series A Preferred Stock, voting together as a class with the holders of any other stock constituting Parity Stock as to dividends and upon which the same voting rights as those of the Series A Preferred Stock have been conferred and are irrevocable, shall have the exclusive right to elect the two additional directors at the Company's next annual meeting of shareholders and at each subsequent annual meeting until dividends have been paid or declared on the Series A Preferred Stock and set apart for payment for four consecutive Dividend Periods. Such directors shall be deemed to be in a class separate from the classes of directors established by Article Six of the Certificate of Incorporation of the Company. The term of such directors elected thereby shall terminate upon the payment or the declaration and setting aside for payment of full dividends on the Series A Preferred Stock for four consecutive Dividend Periods.

          C.   Certain Voting Rights.  So long as any shares of Series A
               ---------------------
Preferred Stock are outstanding, the Company shall not (1) without the consent or vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting separately as a class, (a) amend, alter, or repeal or otherwise change any provision of the Certificate of Incorporation of the Company or this Section of the Certificate of Designation if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock, or (b) authorize, create, issue or increase the authorized or issued amount of any class or series of any equity securities of the Company, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the Company, ranking prior to the Series A Preferred Stock, either as to dividend rights or rights on liquidation, dissolution or winding up of the Company; or (2) without the consent or vote of the holders of at least fifty percent of the outstanding shares of Series A Preferred Stock, voting separately as a class, incur any Indebtedness which is senior in right of payment to the Series A Preferred Stock. For purposes of this paragraph VI.C., "Indebtedness" shall mean (i) indebtedness for money borrowed, (ii) indebtedness evidenced by notes, debentures, bonds or other securities, and (iii) any renewals, deferrals, increases or extensions of indebtedness of the kinds described in the preceding clauses (i) and (ii), but shall not include any of the foregoing types of indebtedness incurred by a subsidiary of the Company, or the proceeds of which are to be applied to redeem or repurchase all then outstanding shares of Series A Preferred Stock.

          The creation or issuance of stock that is Parity Stock or Junior Stock in respect of the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company, or a merger, consolidation, reorganization or other business combination in which the Company is not the surviving or successor entity, or an amendment that increases the number of authorized shares of Series A Preferred Stock or substitutes the surviving entity in a merger or consolidation for the Company, shall not be deemed to be a material and adverse change requiring a vote of the holders of shares of Series A Preferred Stock pursuant to this paragraph VI.C.

VII  No Sinking Fund.
     ---------------

          No sinking fund shall be established for the retirement or redemption of shares of Series A Preferred Stock.

VII  Preemptive Rights.
     -----------------

          No holder of shares of Series A Preferred Stock shall have any preemptive rights in respect of any shares of the Company that may be issued.

IX.  No Other Rights.
     ---------------

          The shares of Series A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional and other special rights except as set forth in the Certificate of Incorporation, including this Certificate of Designation or as otherwise required by law.

X.   Compliance with Applicable Law.
     ------------------------------

          Payments by the Company to holders of Series A Preferred Stock in respect of dividends or the redemption of shares of Series A Preferred Stock shall be subject to any restrictions and limitations placed on capital distributions by the Company under applicable law and regulations.

     IN WITNESS WHEREOF, Golden State Bancorp Inc. has caused this Certificate of Designation to be duly executed by Stephen J. Trafton, its Chairman of the Board, Chief Executive Officer and President, and attested to by James R. Eller, Jr. its Secretary, as of [May 28], 1997.


                              GOLDEN STATE BANCORP INC.


                              By _______________________________
                                 Stephen J. Trafton
                                 Chairman of the Board, Chief Executive
                                   Officer and President



Attest:

______________________________
James R. Eller, Jr., Secretary

                                  EXHIBIT B

                         SUPPLEMENTARY CHARTER SECTION

                                       TO

                   SECTION 5(C) OF THE FEDERAL STOCK CHARTER

                                       OF

                  GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK

                             Dated:  [May 28], 1997


     Establishing the Series and Fixing the Powers, Designations, Preferences and Relative, Participating, Optional and Other Special Rights, and the Qualifications, Limitations and Restrictions, of the Noncumulative Preferred Stock, Series 1997-A.


1.   Designation and Rank.
     --------------------

          There is hereby established a series of shares of preferred stock, which series of preferred stock shall be designated as the "Noncumulative Preferred Stock, Series 1997-A" (the "Series 1997-A Preferred Stock"). The
                                      -----------------------------
authorized number of shares of Series 1997-A Preferred Stock shall be 5,000,000. Each share of Series 1997-A Preferred Stock shall have a par value of $1.00 per share and a liquidation preference of $25.00 per share as hereinafter provided.

          The Series 1997-A Preferred Stock shall be superior and prior in rank to all classes of common stock of the savings bank (collectively, the "Common
                                                                       ------
Stock") and to all other classes and series of equity securities of the savings
-----
bank now or hereafter authorized, issued or outstanding other than the Series 1997-A Preferred Stock and any other class or series of equity securities of the savings bank that is expressly designated as ranking on a parity with (the

"Parity Stock") or senior to (the "Senior Stock") the Series 1997-A Preferred
-------------                      ------------
Stock as to either or both of dividend rights and rights upon liquidation, winding up or dissolution of the savings bank. The Series 1997-A Preferred Stock shall be junior to all creditors of the savings bank, including savings bank depositors. The Common Stock and all other classes and series of equity securities of the savings bank that do not constitute Parity Stock or Senior Stock are collectively referred to herein as "Junior Stock." There shall be no
                                              -------------
limitation on the number of shares, series or classes of Parity Stock and Junior Stock that may be created or established.

          The number of shares of Series 1997-A Preferred Stock may be increased or decreased from time to time by action of not less than a majority of the members of the board of directors then in office; provided, that no decrease
                                                  --------
effected solely through such action of the board of directors shall reduce the number of shares of Series 1997-A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants, if any, to purchase shares of Series 1997-A Preferred Stock, or upon the conversion of any outstanding securities issued by the savings bank that are convertible into shares of Series 1997-A Preferred Stock.

2.   Dividends.
     ---------

          (a) Payment of Dividends.  Holders of shares of Series 1997-A
              --------------------
Preferred Stock shall be entitled to receive, when, as and if declared by the board of directors or a duly authorized committee thereof, out of funds legally available therefor, noncumulative cash dividends at an annual rate (the "Annual
                                                                         ------
Dividend Rate") of 8.75% of the amount of the per share liquidation preference
-------------
of the Series 1997-A Preferred Stock. Such noncumulative cash dividends shall be payable, if declared, quarterly on January 1, April 1, July 1 and October 1 in each year, or, if such day is not a business day, then on the next business day (each such date being referred to herein as a "Dividend Payment Date"). The
                                                   ---------------------
first Dividend Payment Date shall be [October 1, 1997]. Each declared dividend shall be payable to the holders of Series 1997-A Preferred Stock of record whose names appear on the stock books of the savings bank at the close of business on such record dates, not more than 60 calendar days nor less than 30 calendar days preceding the related Dividend Payment Date, as determined by the board of directors or a duly authorized committee thereof (each such date being referred to herein as a "Record Date"). Quarterly dividend periods (each a "Dividend
                -----------                                         --------
Period") shall commence on and include December 1, March 1, June 1 and September
------
1 of each year and end on and include the day next preceding the commencement of the next following Dividend Period; provided, that the first Dividend Period
                                    --------
shall commence on the day of the commencement of the Dividend Period in which shares of Series 1997-A Preferred Stock first shall be issued and outstanding (the "Original Issue Date") and shall end on and include the last day of such
      -------------------
Dividend Period.

          The amount of dividends per share for each full Dividend Period shall be computed by dividing by four an amount equal to (i) the Annual Dividend Rate,
(ii) multiplied by the amount of the liquidation preference of such share. Dividends for any period of less than a full three months shall be computed on the basis of a 360-day year composed of twelve 30 day months and the actual number of days elapsed in such period.

          (b) Dividends Noncumulative.  The right of holders of Series 1997-A
              -----------------------
Preferred Stock to receive dividends shall be noncumulative. Accordingly, if the board of directors or a duly authorized committee thereof does not declare a dividend to be payable in respect of any Dividend Period, the holders of shares of Series 1997-A Preferred Stock shall have no right to receive a dividend in respect of such Dividend Period, and the savings bank shall have no obligation to pay a dividend in respect of such Dividend Period, at any time thereafter, whether or not dividends are declared and payable in respect of any future Dividend Period.

          (c) Priority as to Dividends.  No full dividends shall be declared or
              ------------------------
paid or set apart for payment on any class or series of equity securities ranking, as to dividends, on a parity with the Series 1997-A Preferred Stock for any Dividend Period (in whole or in part) unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series 1997-A Preferred Stock for such Dividend Period. If dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) in any Dividend Period upon the Series 1997-A Preferred Stock and any other equity security ranking on a parity with the Series 1997-A Preferred Stock as to dividends, dividends declared upon shares of Series 1997-A Preferred Stock and such other equity security shall be declared pro rata based upon the respective amounts that would have been paid on the Series 1997-A Preferred Stock and such other equity security had dividends been paid thereon in full.

          The savings bank shall not declare, pay or set apart funds for the payment of any dividend or other distribution (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Stock of the savings bank, or purchase or redeem, or set apart funds for the purchase or redemption of, any such Common Stock or other Junior Stock through a sinking fund or otherwise, (i) unless and until the savings bank shall have paid full dividends on the Series 1997-A Preferred Stock in respect of the four most recent Dividend Periods (or such lesser number of Dividend Periods as shares of Series 1997-A Preferred Stock have been outstanding), or funds have been paid over to the dividend disbursing agent of the savings bank for payment of such dividends (or set apart for such purpose if the savings bank then has no separate dividend disbursing agent), and (ii) the savings bank has declared a cash dividend on the Series 1997-A Preferred Stock at the Annual Dividend Rate for the current Dividend Period, and sufficient funds have been paid over to the dividend disbursing agent for the savings bank for the payment of such cash dividend for such current Dividend Period (or set apart for such purpose if the savings bank then has no separate dividend disbursing agent).

          No dividend shall be paid or set aside for holders of Series 1997-A Preferred Stock for any Dividend Period unless full dividends have been paid or set aside for the holders of each class or series of equity securities of the savings bank, if any, ranking prior to the Series 1997-A Preferred Stock as to dividends for such Dividend Period.

3.   Redemption.
     ----------

          (a) General.  The shares of Series 1997-A Preferred Stock are not
              -------
subject to mandatory redemption, and shall not be redeemable prior to October 1, 1998. On or after October 1, 1998, the savings bank may, at its option, redeem the shares of Series 1997-A Preferred Stock at any time or from time to time, in whole or in part, upon notice as provided in paragraph 3(b) below, by resolution of the board of directors, at the following redemption prices per share: If redeemed during the twelve-month period beginning on October 1 of the years indicated below,

          Redemption          Redemption
 Year       Price      Year     Price
-------   ----------   ----   ----------
 1998      $26.09375   2001    $25.43750
 1999      $25.87500   2002    $25.21875
 2000      $25.65625   2003    $25.00000

and thereafter at a redemption price equal to the $25.00 liquidation preference per share of Series 1997-A Preferred Stock plus, in each case, an amount equal to any declared but unpaid dividend, without interest. The holders of shares of the Series 1997-A Preferred Stock shall not have the option or right to compel the savings bank to redeem any shares of Series 1997-A Preferred Stock.

          If less than all of the outstanding shares of Series 1997-A Preferred Stock are to be redeemed, the savings bank shall select the shares that are to be redeemed pro rata, by lot or by a substantially equivalent method. On and after the date selected for redemption, dividends shall cease to accrue on the shares of Series 1997-A Preferred Stock called for redemption, and such shares shall be deemed no longer to be outstanding; provided, that the redemption price
                                             --------
(including any declared but unpaid dividends to the date fixed for redemption) has been duly paid or provided for. If a notice to convert shares of Series 1997-A Preferred Stock as provided in paragraph 4(b) below relating to shares of Series 1997-A Preferred Stock that are to be redeemed shall be received by the savings bank, and the certificates representing such shares shall be surrendered to the savings bank, on or prior to the fifth day immediately preceding the redemption date specified in the Notice of Redemption relating to such shares, then such shares may not be redeemed.

          (b) Notice of Redemption.  Notice of any redemption, setting forth (i)
              --------------------
the date and place fixed for redemption, (ii) the redemption price and (iii) a statement that dividends on the shares of Series 1997-A Preferred Stock to be redeemed will cease to accrue on the stated date fixed for redemption, shall be mailed, postage prepaid, at least 20 days but not more than 45 days prior to such redemption date to each holder of record of Series 1997-A Preferred Stock to be redeemed at his or her address as the same shall appear on the stock books of the savings bank. If less than all of the shares of Series 1997-A Preferred Stock owned by such holder are then to be redeemed, such notice shall specify the number of shares thereof that are to be redeemed and the numbers of the certificates representing such shares.

          If such notice of redemption shall have been so mailed, and if on or immediately preceding the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the savings bank separate and apart from its other funds in trust for the account of the holders of the shares of Series 1997-A Preferred Stock to be redeemed so as to be and continue to be available therefor, then, on and immediately following such redemption date, notwithstanding that any certificate for shares of Series 1997-A Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series 1997-A Preferred Stock so called for redemption shall be deemed no longer to be outstanding and all rights with respect to such shares of Series 1997-A Preferred Stock so called for redemption shall forthwith cease and terminate, except for the right of the holders thereof to receive out of the funds so set aside in trust the amount payable on redemption thereof, but without interest, upon surrender (and endorsement or assignment for transfer, if required by the savings bank) of the certificates for such shares of Series 1997-A Preferred Stock.

          In the event that holders of shares of Series 1997-A Preferred Stock that shall have been redeemed shall not within two years (or any longer period if required by law) immediately following the redemption date therefor claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand and if permitted by applicable law, pay over to the savings bank any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the savings bank for payment of the redemption price thereof, but without interest from the date of redemption.

          (c) Status of Shares Redeemed.  Shares of Series 1997-A Preferred
              -------------------------
Stock redeemed, purchased or otherwise acquired for value by the savings bank shall, after such acquisition, have the status of authorized and unissued shares of preferred stock and may be reissued by the savings bank at any time as shares of any series of preferred stock other than as shares of Series 1997-A Preferred Stock.

4.   Conversion.
     ----------

          (a) General.  Holders of Series 1997-A Preferred Stock shall be
              -------
entitled to convert any or all of their shares of Series 1997-A Preferred Stock into fully paid and nonassessable shares of Common Stock. Shares of Series 1997-A Preferred Stock may initially be converted into shares of Common Stock at a conversion price per share of Common Stock (the "Conversion Price") as set
                                                   ----------------
forth in subparagraph

4(c)(1) below, and subject to adjustment as provided herein. The number of shares of Common Stock issuable upon conversion of each share of Series 1997-A Preferred Stock shall be equal to $25.00 divided by the Conversion Price then in effect; provided, that no fractional shares shall be issued upon conversion of
        --------
any shares of Series 1997-A Preferred Stock. If the calculation of the number of shares of Common Stock issuable upon such conversion in accordance with the preceding sentence results in a fraction, an amount shall be paid by the savings bank in cash to the holder of the shares of Series 1997-A Preferred Stock being converted of record as of the date of such conversion based upon the Current Market Price of the Common Stock (determined as provided in subparagraph 4(c)(6) hereof) as of the date of conversion.

          (b) Surrender of Certificates.  Each conversion of shares of Series
              -------------------------
1997-A Preferred Stock shall be effected by the surrender of the certificate representing the shares of Series 1997-A Preferred Stock to be converted at the office of the savings bank or of the trust company appointed by the savings bank for such purpose (or at such other location or locations in the continental United States as may from time to time be designated by the Secretary of the savings bank in a notice to the registered holders of shares of Series 1997-A Preferred Stock), together with any required stock transfer tax stamps and a written notice by the holder of such Series 1997-A Preferred Stock stating such holder's desire to convert such shares into Common Stock, the number (in whole shares) of shares to be converted, and the name or names (with addresses) in which such holder wishes the certificate or certificates for the shares of Common Stock to be issued and shall include instructions for delivery thereof. Promptly after such surrender and the receipt by the savings bank of such written notice, each person named in the prescribed notice shall be entitled to become, and shall be registered in the original stock books of the savings bank as, the record holder of the number of shares of Common Stock issuable upon such conversion. In the event less than all of the shares of Series 1997-A Preferred Stock represented by a certificate are to be converted by a holder, upon such conversion the savings bank shall issue and deliver, or cause to be issued and delivered, to the holder a certificate or certificates for the shares of Series 1997-A Preferred Stock not so converted. If the savings bank calls for the redemption of any shares of Series 1997-A Preferred Stock, the rights of conversion provided for herein shall cease and terminate, as to the shares designated for such redemption, at the close of business on the fifth day immediately preceding the redemption date specified in the notice provided in paragraph 3(b), unless the savings bank defaults in the payment of the redemption price therefor.

          (c) Conversion Price Determination and Adjustment.
              ---------------------------------------------

               (1) The Conversion Price shall be equal to $10.40.

               (2) In the event the savings bank shall, at any time or from time to time while any shares of Series 1997-A Preferred Stock are outstanding,
(i) declare
and pay a dividend on its Common Stock that is payable in shares of Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of or capital reorganization relating to its Common Stock any shares of capital stock of the savings bank, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series 1997-A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number and kind of shares of capital stock of the savings bank that such holder would have owned immediately following, and as a result of, such action had such shares of Series 1997-A Preferred Stock been converted immediately prior to the record date for such action (or if no record date is established in connection with such event, the effective date for such action). An adjustment made pursuant to this subparagraph (c)(2) shall become effective immediately following the record date in the event of a stock dividend and shall become effective immediately following the effective date in the event of any subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (c)(2), the holder of any shares of Series 1997-A Preferred Stock thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the savings bank, the board or directors (whose determination with respect to the matter shall be conclusive and shall be described in a resolution adopted with respect thereto) shall determine the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock.

          (3) In the event that the savings bank shall, at any time or from time to time while any shares of the Series 1997-A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification, recapitalization, merger or otherwise, any right or warrant to purchase shares of Common Stock at a purchase price per share that is less than the Current Market Price of a share of Common Stock on the record date for such dividend or distribution or if, upon the occurrence of some event, holders of then outstanding rights or warrants become entitled by the terms of such rights or warrants to purchase shares of Common Stock at such a purchase price, then the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the day immediately preceding such record date or event plus the number of shares of Common Stock that could be purchased at the Current Market Price of a share of Common Stock on such record date or event for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the day immediately preceding such record date or event plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights or warrants, such adjustment to become effective immediately prior to the opening of business on the day immediately following such record date or event.

          (4) In the event that the savings bank shall, at any time or from time to time while any shares of the Series 1997-A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of reclassification, recapitalization, merger or otherwise, any evidence of indebtedness or assets (including rights or warrants to purchase capital stock or other securities, but excluding any rights or warrants referred to in subparagraph (c)(3) hereof, any dividend or distribution paid in cash out of the surplus or retained earnings of the savings bank and any dividend or distribution referred to in subparagraph (c)(2) hereof), then the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the Current Market Price of a share of Common Stock on the record date for such issuance, less the fair market value (as determined by the board of directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed allocable to one share of Common Stock, and the denominator of which shall be the Current Market Price of a share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day immediately following such record date.

          (5) In the event the savings bank shall, at any time or from time to time while any shares of the Series 1997-A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock referred to in subparagraph (c)(3) hereof and other than pursuant to any dividend reinvestment plan or employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement of the savings bank or any subsidiary of the savings bank heretofore or hereafter adopted) for consideration having a fair market value (as determined by the board of directors, whose determination of the matter shall be conclusive) on the date of such issuance, sale or exchange less than the Current Market Price of such shares on the date of such issuance, sale or exchange, then the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (i) the Current Market Price of the shares of Common Stock outstanding on the day the first public announcement of such issuance, sale or exchange plus (ii) the fair market value of the consideration received by the savings bank in respect of such issuance, sale or exchange of shares of Common Stock (including any amount received by the savings bank in connection with the issuance of a right or warrant), and the denominator of which shall be the product of (A) the Current Market Price of a share of Common Stock on the day the first public announcement of such issuance, sale or exchange, multiplied by (B) the sum of the number of shares of Common Stock outstanding on such day and the number of shares of Common Stock so issued, sold or exchanged by the savings bank,such adjustment to become effective immediately prior to the opening of business on the day immediately following the date of such issuance.

          (6) For all purposes relating to the Series 1997-A Preferred Stock: the "Current Market Price" of a security on any day shall mean the average of
     --------------------
the Closing Prices (as hereinafter defined) of such security for the ten consecutive Trading Days (as hereinafter defined) ending on the Trading Day immediately preceding the day in question; the "Closing Price" of a security
                                                -------------
shall mean the last sale price for such security as shown on the New York Stock Exchange Composite Transactions Tape, or if no such sale has taken place on such day, then the average of the closing bid and ask prices for such security on the New York Stock Exchange, or, if such security is not listed or admitted to trading on the New York Stock Exchange, then on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange, then on the National Association of Securities Dealers Automated Quotations National Market System, or, if such security is not quoted on such National Market System, then the average of the closing bid and ask prices as furnished by any New York Stock Exchange member firm selected from time to time by the board of directors of the savings bank for such purposes (other than the savings bank or any affiliate thereof); provided, that, if such security is not
                                        --------  ----
listed, admitted to trading or quoted on any securities exchange or interdealer quotation system the "Current Market Price" of such security shall be the fair market value thereof as determined in good faith by the board of directors of the savings bank; and "Trading Day" shall mean a day on which the New York Stock
                       -----------
Exchange or, if such security is not listed or admitted to trading thereon, the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not so listed or admitted, then any day that is not a Saturday, Sunday or other day on which depositary institutions in the City of Los Angeles or the City of New York are authorized or obligated by law to close.

          (7) Whenever the Conversion Price is adjusted as provided herein, the savings bank shall (i) compute the adjusted Conversion Price and cause to be prepared a certificate signed by the chief financial or accounting officer of the savings bank setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based and the computation thereof, (ii) file such certificate with the transfer agent for the Series 1997-A Preferred Stock, and (iii) notify the registered holders of the Series 1997-A Preferred Stock of such adjustment and the adjusted Conversion Price.

          (8) Notwithstanding the provisions of this paragraph 4(c), no adjustment in the Conversion Price shall be required unless such adjustment (plus any adjustments not previously made) would require an increase or decrease of at least one percent (1%) in the Conversion Price; provided, that any
                                                      --------
adjustments which by reason of this subparagraph 4(c)(8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. Notwithstanding any other provision of this paragraph 4(c), the savings bank shall not be required to make any adjustment to the Conversion Price for the issuance of any shares of Common

Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the savings bank and the investment of additional optional accounts in shares of Common Stock under such plan. The savings bank may make such adjustments in the Conversion Price, in addition to those required by this paragraph 4(c), as it considers to be advisable in order to avoid or diminish any income tax to holders of the Series 1997-A Preferred Stock resulting from any dividend or distribution or other reason. The savings bank shall have the power to resolve any ambiguity or correct any error in this paragraph 4(c) and its actions in doing so shall be final and conclusive.

          (d) Consolidation, Merger or Certain Other Actions.  In the event of a
              ----------------------------------------------
consolidation or merger or similar transaction (however named) pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for, or changed, reclassified or converted into other stock or securities, or cash or other property, or any combination thereof ("Consideration"), there shall be no
                                             -------------
adjustment to the Conversion Price by virtue thereof, but the outstanding shares of Series 1997-A Preferred Stock shall be assumed by and shall become preferred stock of any successor or resulting entity (including the savings bank and any entity that directly or indirectly owns all or any part of the outstanding capital stock of such successor or resulting entity), having in respect of such entity insofar as possible the same powers, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, that the Series 1997-A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series 1997-A Preferred Stock shall be convertible, otherwise on the terms and conditions provided hereby, into the Consideration so receivable by a holder of the number of shares of Common Stock into which such shares of Series 1997-A Preferred Stock could have been converted immediately prior to such transaction if such holder failed to exercise any rights of election to receive any kind or amount of Consideration receivable upon such transaction. If the savings bank shall enter into any agreement providing for any such transaction, then the savings bank shall as soon as practicable thereafter give notice of such agreement and the material terms thereof to each holder of Series 1997-A Preferred Stock.

          (e) Reserved Shares.  The savings bank shall reserve out of the
              ---------------
authorized but unissued shares of its Common Stock, sufficient shares of such Common Stock to provide for the conversion of shares of Series 1997-A Preferred Stock from time to time as such shares of Series 1997-A Preferred Stock are presented for conversion. The savings bank shall take all action necessary so that all shares of Common Stock that may be issued upon conversion of shares of Series 1997-A Preferred Stock will upon issue be validly issued, fully paid and nonassessable, and free from all liens and charges in respect of the issuance or delivery thereof.

          (f) Repayment of Certain Dividends to the Savings Bank.  Any funds
              --------------------------------------------------
that at any time shall have been deposited by the savings bank or on its behalf with a paying or disbursing agent for the purpose of paying dividends on any shares of Series 1997-A Preferred Stock which shall not be required for such purpose because of the conversion of such shares of Series 1997-A Preferred Stock shall forthwith after such conversion be repaid to the savings bank by such paying or disbursing agent.

5.   Liquidation Preference.
     ----------------------

          (a) Liquidating Distributions.  In the event of any liquidation,
              -------------------------
dissolution or winding up of the savings bank, whether voluntary or involuntary, the holders of shares of Series 1997-A Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the savings bank legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Stock (subject to the rights of the holders of any class or series of equity securities having preference with respect to distributions upon liquidation and the savings bank's general creditors, including its depositors), liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to any dividends theretofore declared but unpaid, without interest.

          If the amounts available for distribution in respect of shares of Series 1997-A Preferred Stock and any other outstanding Parity Stock are not sufficient to satisfy the full liquidation rights of all of the outstanding shares of Series 1997-A Preferred Stock and such Parity Stock, then the holders of such outstanding shares shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

          After payment of the full amount of the liquidating distribution to which they are entitled pursuant to this paragraph 5(a), the holders of shares of Series 1997-A Preferred Stock will not be entitled to any further participation in any liquidation distribution of assets by the savings bank.
All distributions made in respect of Series 1997-A Preferred Stock in connection with such a liquidation, dissolution or winding up of the savings bank shall be made pro rata to the holders entitled thereto.

          (b) Consolidation, Merger or Certain Other Actions.  Neither the
              ----------------------------------------------
merger or other business combination of the savings bank with or into any other person, nor the sale of all or substantially all of the assets of the savings bank, shall be deemed to be a liquidation, dissolution or winding up of the savings bank for purposes of this paragraph 5.

6.   Voting Rights.
     -------------

          (a) General.  The holders of Series 1997-A Preferred Stock shall not
              -------
be entitled to any voting rights, except to the extent, if any, required by applicable law or as set forth below in this paragraph 6.

          (b) Right to Elect Directors.  If dividends on the shares of Series
              ------------------------
1997-A Preferred Stock shall not have been paid for six Dividend Periods the authorized number of directors of the savings bank shall thereupon be increased by two. Subject to compliance with any requirement for regulatory approval of (or non-objection to) persons serving as directors, the holders of shares of Series 1997-A Preferred Stock, voting together as a class with the holders of any other stock constituting Parity Stock as to dividends and upon which the same voting rights as those of the Series 1997-A Preferred Stock have been conferred and are irrevocable, shall have the exclusive right, but shall not be obligated, to elect the two additional directors at the savings bank's next annual meeting of shareholders and at each subsequent annual meeting until dividends have been paid or declared on the Series 1997-A Preferred Stock and set apart for payment for four consecutive Dividend Periods. Such directors shall be deemed to be in a class separate from the classes of directors established by Section 8 of the charter of the savings bank. The term of such directors elected thereby shall terminate upon the payment or the declaration and setting aside for payment of full dividends on the Series 1997-A Preferred Stock for four consecutive Dividend Periods.

          (c) Certain Voting Rights.  So long as any shares of Series 1997-A
              ---------------------
Preferred Stock are outstanding, the savings bank shall not, without the consent or vote of the holders of at least two-thirds of the outstanding shares of Series 1997-A Preferred Stock, voting separately as a class, (i) amend, alter or repeal or otherwise change any provision of the charter of the savings bank or this Supplementary Charter Section if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series 1997-A Preferred Stock, or (ii) authorize, create, issue or increase the authorized or issued amount of any class or series of any equity securities of the savings bank, or any warrants, options or other rights convertible or exchangeable into any class or series of any equity securities of the savings bank, ranking prior to the Series 1997-A Preferred Stock, either as to dividend rights or rights on liquidation, dissolution or winding up of the savings bank.

          The creation or issuance of stock that is Parity Stock or Junior Stock in respect of the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the savings bank, or a merger, consolidation, reorganization or other business combination in which the savings bank is not the surviving or successor entity, or an amendment that increases the number of authorized shares of Series 1997-A Preferred Stock or substitutes the surviving entity in a merger or consolidation for the savings bank, shall not be deemed to be a material and adverse change requiring a vote of the holders of shares of Series 1997-A Preferred Stock pursuant to this paragraph 6(c).

7.   No Sinking Fund.
     ---------------

          No sinking fund shall be established for the retirement or redemption of shares of Series 1997-A Preferred Stock.

8.   Preemptive Rights.
     -----------------

          No holder of shares of Series 1997-A Preferred Stock shall have any preemptive rights in respect of any shares of the savings bank that may be issued.

9.   No Other Rights.
     ---------------

          The shares of Series 1997-A Preferred Stock shall not have any powers, designations, preferences or relative, participating, optional and other special rights except as set forth in the charter, including this Supplementary Charter Section or as otherwise required by law.

10.  Compliance with Applicable Law.
     ------------------------------

          Payments by the savings bank to holders of Series 1997-A Preferred Stock in respect of dividends or the redemption of shares of Series 1997-A Preferred Stock shall be subject to any restrictions and limitations placed on capital distributions by the savings bank under applicable law and regulations.

                                   EXHIBIT C

     The Bank shall have received an opinion from its legal counsel to the effect that for Federal and California Income Tax purposes:


          (1) The formation of Interim and its merger with and into the Bank will be disregarded and the transaction will be treated as an exchange governed by the provisions of Section 351 of the Internal Revenue Code of 1986, as amended, of Bank Common Stock and Bank Preferred Stock for Holding Company Common Stock and Holding Company Preferred Stock, respectively.

          (2) No income, gain or loss will be recognized by the stockholders of the Bank upon the exchange pursuant to the Merger of their Bank Common Stock for Holding Company Common Stock, or of the Bank Preferred Stock for Holding Company Preferred Stock, respectively.

          (3) No income, gain or loss will be recognized by the Holding Company upon its receipt of Bank Common Stock or Bank Series 1997-A Preferred Stock pursuant to the Merger.

          (4) The aggregate basis of Holding Company Common Stock and Holding Company Preferred Stock received by each stockholder of the Bank in the Merger pursuant to the Agreement will be the same as the aggregate basis of the Bank Common Stock or Bank Preferred Stock, as the case may be, for which such stock is received; if, however, a stockholder holds both Bank Common Stock and Bank Preferred Stock immediately prior to the Merger and receives Holding Company Common Stock and Holding Company Preferred Stock in the Merger, then the stockholder's aggregate tax basis in such Bank Common Stock and Bank Preferred Stock will be allocated between the Holding Company Common Stock and Holding Company Preferred Stock received in proportion to the fair market values of each.

          (5) The holding period of the Holding Company Common Stock and the Holding Company Preferred Stock received by each stockholder of the Bank in the Merger will include the holding period of the Bank Common Stock or Bank Preferred Stock, respectively, for which such stock is received, provided that such stockholder held such Bank Common Stock or Bank Preferred Stock as a capital asset on the date of the Merger.

                                   EXHIBIT D

                             DIRECTORS OF THE BANK



NAME                                            TERM EXPIRES
----                                            ------------


Diane C. Creel                                      1998

Richard H. Daniel                                   1997

Brian P. Dempsey                                    1999

Richard A. Fink                                     1998

John F. King                                        1998

John F. Kooken                                      1997

Orin S. Kramer                                      1997

Stephen J. Trafton                                  1997

Gilbert R. Vasquez                                  1999

The address of each of the Directors is 414 N. Central Avenue, Glendale, California 91203.

                                   EXHIBIT E




                                   [OMITTED]